Exhibit 99

FOR IMMEDIATE RELEASE	Contact: Matt Roberts
July 10, 2007	202-204-2176
mattroberts@360jmg.com

Message to Seawright Holdings, Inc. Stockholders

Staunton, VA - Seawright Holdings, Inc. (OTC BB: SWRI), producer of Seawright Springs Premium Natural Spring Water, has achieved a number of significant milestones in the last two quarters and desires to describe these accomplishments to its stockholders.

Seawright Springs is a major East Coast source for the exceptionally high-quality natural spring water located in the Shenandoah Valley of Virginia, approximately 135 miles from the Washington DC Metro area. Seawright acquired this prolific natural resource and its surrounding 145 acres of protected woodland in 2003 because of four important factors. The first is its extremely high, drought impervious volume output of 1.5 million gallons per day. Secondly, is its strategic location within 8 hours of 50 million consumers in dense urban centers including the highly coveted Mid-Atlantic and Northeast demographic Thirdly, because of the consistently high quality and purity of the water, and its unique balanced mineral content. And lastly, because of the Seawright Spring’s rich history including the direct connection to the English Colonies and other historical events during America’s beginnings.

Seawright has a two-fold vision for growth. The first is to bring this high-quality water to the public as a luxury brand in the fast growing small package bottled water market using its stylish 500ml and 1000ml proprietary bottle design Secondly, to seek out partners in the spring water industry that specialize in large package bottled spring water including 1 gallon, 1.5 gallon, 3.5 gallon and 5 gallon sizes. These packaging sizes address the expanding home and office delivery markets as well as big box and grocery markets. Supporting these markets through partnerships will leverage the balance of the 300 plus million gallons per year generated by the spring. Additionally, these Seawright co-branding opportunities will enable established producers a faster time-to-market with significantly reduced transportation costs.

Seawright’s achievements fall into two primary categories, operational milestones, and sales and marketing milestones.

Operational milestones: Seawright has finished the final phase of its facility modernization program. This included the demolition of an aging structure that previously protected the water retention reservoir. As the water flows from the earth at approximately 1.5 million gallons per day, a 32,000 gallon concrete reservoir and concrete structure had been fashioned years ago to collect the water for extraction as excess water flowed into a nearby stream. The modernization project involved custom building a 32,000 gallon stainless steel liner for the reservoir and replacing the old concrete structure with a modern powder-coated steel building complete with environmental controls and fully automated systems.

Additionally, Seawright installed a customized, high-capacity ultraviolet light as a secondary disinfection system to ensure only the highest quality water is provided to our customers. This system was built specifically for Seawright and contains computerized controls to ensure fault-free operation.

Another significant milestone is the introduction of nitrogen injection - an inert, colorless, and odorless gas - into the bottle just before capping, a relatively new technology that provides the bottle with more rigidity after filling. This increased rigidity will enable a reduction in the amount of plastic resin used in bottle production thus reducing manufacturing costs while retaining package integrity. This is a continuation of Seawright’s commitment to limit the impact of its product on the environment and has a direct beneficial effect due to a reduction of petroleum content for each bottle and lower energy consumption to produce. Seawright also continues to monitor advances in biodegradable bottle production as they come available, and is committed to implementing this beneficial technology.

Joel Sens, the CEO of Seawright Holdings said “This modernization of our facilities enables us to meet the growing demand of our distributors, retailers, and consumers. As we continue to expand and create a larger foot print for our product, these state-of-the-art advances will ensure a high-quality product with reduced operational and material costs, aiding future expansion”

Sales and Marketing milestones: In support of rolling out Seawright’s small package 500ml and 1000ml product, Seawright has secured an initial beverage distributor, Shurfire Distributing, in the Baltimore-Washington metropolitan marketplace to begin distributing Seawright’s bottled spring water. Mr. Sens said “This regional marketplace is characterized by 5.2 million residents with highly desirable demographics and a major market for luxury brands consistent with Seawright’s high quality and distinctive packaging.”

Last quarter Seawright retained the services of an experienced beverage sales and marketing professional who is adept in all aspects of the beverage industry, including the coveted health and nutrition channels. This team member is fully engaged in the execution of Seawright’s sales and marketing strategy.

Sens also commented, “The cornerstone of our sales and marketing effort is to augment the strength of our distributors with a dedicated Seawright sales team that can call on customers directly and coordinate numerous promotional events.” To that end, Seawright has acquired a direct-sales team and has begun conducting significant promotional activities. Promotions include multiple taste testings at prestigious events throughout the area, such as the Virginia Wine Festival. Additionally, Seawright is performing extensive in-store sampling events, all designed to introduce our product to the public and support our distributors and retailers.

Seawright has also developed a portfolio of sales and marketing collateral materials and is currently completing implementation plans for marketing items such as table tents, end cap displays, signage, brochures, and in-store displays. Additionally, the company has achieved the honor of being recognized by the Virginia Department of Agriculture with the Virginia’s Finest® endorsement and has incorporated the Virginia’s Finest logo in all its promotional materials. Also, Seawright is in the final stages of 50 state licensing that allows product distribution of bottle water anywhere in the US.

“I am extremely pleased with the wonderful reception of our product by the market during this exciting initial rollout phase” Sens said, continuing “As we soon finish our licensing in all 50 states we will be able to expand our market to other geographic locations and support the foot print of national chains and distributors.”

Another market that Seawright intends to pursue over the coming year according to Mr. Sens “is the thriving and lucrative international bottled water market, particularly Japan and other Asia Pacific countries where the population has shown an affinity for high- quality spring water.”

In support of the second focus for marketing Seawright spring water, Seawright has established a team to pursue co-branding opportunities to market bulk water to major spring water producers who specializes in large packaging. Mr Sens stated, “The advantages to Seawright and to a major partner are significant. Given Seawright’s high daily flow volume, water quality and close proximity to major markets, a large package producer would have a long-term, dependable source of spring water combined with significantly reduced transportation costs and environmental benefits” Sens said. The assigned team is actively seeking co-branding opportunities and is pleased at the initial reception by the market place.

About Seawright Holdings, Inc.:

Seawright Holdings, Inc. (OTC BB: SWRI) owns Seawright Springs, the producer of one of America's purest, freshest and high-mineral content drinking waters Seawright Springs is located in beautiful Augusta County, Virginia on 145 acres of protected woodlands. The spring produces in excess of 1 million gallons of water a day and is one of the largest sources of fresh natural spring water on the Eastern Seaboard. In 2003, Joel Sens formed Seawright Holdings, Inc and purchased Seawright Springs to begin producing high quality bottled water under the Seawright Springs brand.

For more information, please visit www.seawrightsprings.com

Information Regarding Forward-Looking Statements

Statements in this news release other than statements of historical fact are “forward-looking statements” that are based on current expectations and assumptions. These expectations and assumptions are subject to risks and uncertainty, which could affect Seawright Holdings’ future plans. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements, including, but not limited to, the following: the ability of Seawright Springs to provide for its obligations, to provide working capital needs from operating revenues, to obtain additional financing needed for any future acquisitions, to meet competitive challenges and technological changes, and other risks detailed in Seawright Holdings’ periodic report filings with the Securities and Exchange Commission. Seawright Holdings undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Seawright Holdings’ expectations.